UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2008

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 30, 2008 the Company executed Amendment No. 1 to the Company’s Credit Agreement dated June 13, 2008 among Hardinge Inc., Hardige Holdings GmbH, the Lenders from time to time party hereto, with JP Morgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent and KeyBank National Association and HSBC Bank USA, National Association as co-documentation agents with Wells Fargo and Credit Suisse as participants.

Amendment Number One, which is retroactive to June 30, 2008, corrects an error in the definition of the calculation of the fixed charge coverage test, and eliminates commercial letters of credit from the leverage test. This amendment has no effect on reported compliance as the related calculations were performed using these corrections.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

1.1    -   Amendment No. 1 dated September 30, 2008 to Credit Agreement dated as of June 13, 2008 among Hardinge Inc., Hardige Holdings GmbH, the Lenders from time to time party hereto, with JP Morgan Chase Bank, N.A. as administrative agent, Bank of Ameriaca, N.A., as syndication agent and KeyBank National Association and HSBC Bank USA, National Association as co-documentation agents with Wells Fargo and Credit Suisse as participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARDINGE INC.
Registrant

October 6, 2008	By:	/s/ EDWARD J. GAIO
Date		Edward J. Gaio
Vice President and
Chief Financial Officer